Exhibit 99.1

FOR IMMEDIATE RELEASE

October 28, 2005

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. REPORTS

THIRD QUARTER 2005 RESULTS

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that sales for the third quarter ended September 30, 2005 were $267.8 million compared to sales of $273.8 million for the same quarter in 2004. Net income for the third quarter of 2005 was $0.1 million, or $0.00 per share, compared to the third quarter 2004 net loss of $0.6 million, or $0.02 per share. The third quarter 2005 and 2004 results included restructuring and impairment (benefits) costs of approximately ($0.5 million) and $5.1 million pre-tax, or ($0.01) and $0.11 per share, respectively. Negatively impacting third quarter 2005 results were nonrecurring costs of $0.6 million ($0.01 per share) to provide for certain retirement benefits and $0.5 million ($0.01 per share) related to accelerated depreciation for the previously announced closure of the Palmer, Massachusetts carton plant and the closure of the Mobile, Alabama tube and core plant in the third quarter of 2005. Results in the third quarter of 2004 were negatively impacted by approximately $0.17 per share (including the $0.11 per share in restructuring costs from above) related to rightsizing initiatives, Sarbanes-Oxley compliance preparation, hurricane damage in the Southeast, and costs associated with the repurchase of the company’s 9 7/8 percent Senior Subordinated Notes.

Mill volume, excluding joint ventures, in the third quarter was down approximately 12.4 thousand tons compared to the same quarter last year as demand softened across all paperboard substrates. Gypsum facing paper at the company’s 50-percent owned unconsolidated Premier Boxboard Limited LLC (PBL) joint venture increased in volume by 22.1 percent over third quarter 2004. Income from operations before restructuring and impairment costs in the third quarter 2005 versus the third quarter 2004 was favorably impacted by $2.0 million from higher pricing on mill tons sold as well as $0.8 million in improved net results from its tube and core converting business. This was more than offset by the $4.3 million impact from the decline in consolidated mill volume, $2.0 million in higher freight costs, $4.5 million in higher fuel and energy costs, and $1.0 million in higher pension and other employee costs.

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.         P. O. BOX 115         .         AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX         .         5000 AUSTELL-POWDER SPRINGS ROAD . SUITE 300

AUSTELL, GA 30106-3227         .         PHONE 770 . 948 . 3101

www.caraustar.com

Caraustar Industries, Inc.

October 28, 2005

Nine-Month Period Ended September 30, 2005

For the nine-month period ended September 30, 2005, sales were $806.6 million, an increase of 0.9 percent from sales of $799.4 million in 2004. Net income per share was $0.02 for the first nine months of 2005, including $0.01 in restructuring and impairment costs. Net loss for the first nine months of 2004 was $0.20 per share, including $0.23 in restructuring and impairment costs. A $10.7 million increase in equity in income of unconsolidated affiliates, combined with lower restructuring charges for the first nine months of 2005, drove the $12.3 million improvement in income (loss) before income taxes and minority interest over the first nine months of 2004. Strong pricing and volume growth in the two joint ventures more than offset volume declines in the company’s mill system and increased freight, energy and selling, general and administrative costs in the first nine months of 2005.

Michael J. Keough, president and chief executive officer of Caraustar, commented, “We began to see signs of an improved pricing environment late in the third quarter of 2005 as energy and freight increases reached critical levels. However, it remains unclear whether price increases and energy surcharges will be sufficient to keep pace with rapidly increasing input costs. Our mill group operated at 92.6 percent for the third quarter of 2005 compared to 96 percent for the same quarter last year. The industry operated at 93.5 percent versus 87.1 percent for the same periods. The bright spots for Caraustar continue to be the gypsum facing paper businesses at PBL (which produces light-weight gypsum facing paper) and the resumption of normal production at Sweetwater Paperboard (which produces specialty gypsum facing paper) following a machine upgrade that reduced efficiencies during much of the first half of this year. Our Standard Gypsum wallboard joint venture continues to perform at record levels.

“We continue to focus on operational efficiencies, cost reduction and other internal initiatives to mitigate rising costs, and we remain optimistic with regard to recent price increase announcements.”

Joint Ventures

Caraustar’s 50-percent interest in the PBL mill and the two Standard Gypsum wallboard manufacturing facilities contributed $9.6 million and $27.5 million of equity in income of unconsolidated affiliates for the three-month and nine-month periods ended September 30, 2005, an increase of 24.1 percent and 63.8 percent, respectively. Cash distributions to Caraustar were $29.0 million for the nine-month period ended September 30, 2005 versus $11.5 million for the same period in 2004.

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Caraustar Industries, Inc.

October 28, 2005

Liquidity

The company ended the third quarter of 2005 with a cash balance of $90.7 million after making a $13.2 million pension contribution on September 15, 2005. For the nine-month period ended September 30, 2005, Caraustar generated $17.9 million of cash from operating activities, compared to $28.9 million the previous year. Capital expenditures increased year-over-year from $15.6 million to $18.0 million in 2005. As of September 30, 2005 the company had no borrowings outstanding under its $75.0 million revolving credit facility but does have $38.3 million of letters of credit outstanding that reduce availability. During October 2005, the company repurchased $5.0 million of its 9.875 percent Senior Subordinated Notes.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

Caraustar Industries, Inc. (NASDAQ-NMS: CSAR) will host a conference call to review third quarter 2005 financial results on Friday, October 28, 2005 beginning at 9:00 a.m. (EDT) that will be webcast live. In order to listen to the webcast of its conference call, participants can log on to the Caraustar website at www.caraustar.com and look for the webcast button/icon on the “Investor Relations” page.

This press release may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results, financial condition, business opportunities, cost reduction initiatives or the impact of pricing and cost trends on the company’s business. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges demand for the company’s products, the degree of success achieved by the company’s new product initiatives, changes in government regulations, the company’s ability to complete acquisitions and successfully integrate the operations of acquired businesses, the company’s ability to service its substantial indebtedness and unforeseen difficulties with the consolidation, integration or relocation of the company’s accounting and control operations, IT systems or legal function. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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Caraustar Industries, Inc.

Unaudited Supplemental Data

For the Eight Quarters Ending September 30, 2005

Volume Sold (tons 000’s):	Q3 2005	Q2 2005	Q1 2005	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Q4 2003
CSAR Mill Tons Sold (Market) *	188.1	182.1	183.6	176.2	182.3	175.1	168.4	152.4
CSAR Mill Tons Converted	102.7	109.0	109.6	100.9	111.4	109.8	105.8	95.8

Total CSAR Mill Tons *	290.8	291.1	293.2	277.1	293.7	284.9	274.2	248.2
Outside Paperboard Purchased	29.5	30.3	31.5	33.0	34.1	34.9	32.4	29.7

Total Paperboard Controlled *	320.3	321.4	324.7	310.1	327.8	319.8	306.6	277.9

Tube & Core Tons	79.7	83.4	83.4	81.7	86.9	85.8	84.5	80.7
Folding Carton Tons	96.6	99.1	105.5	97.2	103.1	100.3	105.7	91.1
Gypsum Paper Tons *	74.5	65.1	65.4	66.2	65.7	60.9	52.2	49.0
Other Specialty Tons *	69.5	73.8	70.4	65.0	72.1	72.8	64.2	57.1

Total Paperboard Controlled *	320.3	321.4	324.7	310.1	327.8	319.8	306.6	277.9

PBL gypsum facing and other specialty paper sold *	52.0	51.1	49.1	44.4	42.6	36.6	28.3	24.5
EBITDA ($ in millions)	$20.5	$24.7	$14.3	$20.3	$17.8	$17.4	$9.0	$10.5

Changes in Selling Price and Costs ($/ton):

	Q3 2005 vs. Q3 2004	Q3 2005 vs. Q2 2005
Mill Average Selling Price	$8.0	$2.6
Mill Average Fiber Cost	0	3.8
Mill Average Fuel & Energy Cost	16.9	8.9

Net Increase (Decrease)	$(8.9)	$(10.1)

Tubes and Cores Average Selling Price	$54.1	$8.5
Tubes & Cores Average Paperboard Cost	(2.4)	(5.4)

Net Increase (Decrease)	$56.5	$13.9

*	Includes gypsum facing and other specialty paper sold by Caraustar’s 50% owned unconsolidated Premier Boxboard (“PBL”) joint venture.

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
SALES	$267,761	$273,789	$806,597	$799,355
COST OF SALES	234,475	232,900	694,156	678,481

Gross profit	33,286	40,889	112,441	120,874
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,589	33,831	105,453	103,098

(Loss) income from operations before restructuring and impairment costs	(303)	7,058	6,988	17,776
RESTRUCTURING AND IMPAIRMENT	566	(5,121)	(342)	(10,654)

Income from operations	263	1,937	6,646	7,122
OTHER (EXPENSE) INCOME:
Interest expense	(10,466)	(10,336)	(31,568)	(31,597)
Interest income	748	249	1,811	596
Equity in income of unconsolidated affiliates	9,615	7,746	27,531	16,810
Other, net	35	(81)	381	(400)

	(68)	(2,422)	(1,845)	(14,591)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	195	(485)	4,801	(7,469)
(PROVISION) BENEFIT FOR INCOME TAXES	(118)	(79)	(4,050)	1,988
MINORITY INTEREST IN INCOME	(32)	(32)	(138)	(145)

NET INCOME (LOSS)	$45	$(596)	$613	$(5,626)

BASIC
NET INCOME (LOSS) PER COMMON SHARE	$0.00	$(0.02)	$0.02	$(0.20)

Weighted average number of shares outstanding	28,780	28,506	28,769	28,449

DILUTED
NET INCOME (LOSS) PER COMMON SHARE	$0.00	$(0.02)	$0.02	$(0.20)

Weighted average number of shares outstanding	28,878	28,506	28,887	28,449

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,670	$89,756
Receivables, net of allowances	119,485	102,644
Inventories	86,134	89,044
Refundable income taxes	399	409
Current deferred tax asset	9,060	11,035
Other current assets	14,138	11,059

Total current assets	319,886	303,947

PROPERTY, PLANT AND EQUIPMENT:
Land	11,802	11,856
Buildings and improvements	139,103	138,872
Machinery and equipment	629,245	616,791
Furniture and fixtures	16,583	15,725

	796,733	783,244
Less accumulated depreciation	(411,783)	(395,110)

Property, plant and equipment, net	384,950	388,134

GOODWILL	183,130	183,130

INVESTMENT IN UNCONSOLIDATED AFFILIATES	58,246	59,676

OTHER ASSETS	22,979	24,818

	$969,191	$959,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$80	$80
Accounts payable	90,505	84,890
Accrued interest	20,113	8,810
Accrued compensation	11,042	11,742
Capital lease obligations	510	79
Other accrued liabilities	33,153	34,880

Total current liabilities	155,403	140,481

LONG-TERM DEBT, less current maturities	502,800	506,141

LONG-TERM CAPITAL LEASE OBLIGATIONS	721	0

DEFERRED INCOME TAXES	59,411	57,320

PENSION LIABILITY	26,898	32,897

OTHER LIABILITIES	5,303	5,614

SHAREHOLDERS’ EQUITY:
Common stock	2,878	2,875
Additional paid in capital	192,023	191,903
Unearned compensation	(3,690)	(4,334)
Retained earnings	49,165	48,552
Accumulated other comprehensive loss	(21,721)	(21,744)

Total shareholders’ equity	218,655	217,252

	$969,191	$959,705

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Nine Months Ended September 30
	2005	2004
Cash provided by
Operating activities:
Net income (loss)	$613	$(5,626)
Depreciation and amortization	21,305	22,558
Stock-based compensation expense	640	1,610
(Gain) loss on repurchase of debt	(121)	301
Restructuring and impairment costs	(171)	2,967
Deferred income taxes	3,936	(3,413)
Equity in income of unconsolidated affiliates, net of distributions	1,469	(5,310)
Changes in operating assets and liabilities	(9,810)	15,795

Net cash provided by operating activities	17,861	28,882

Investing activities:
Purchases of property, plant and equipment	(17,982)	(15,644)
Proceeds from disposal of property, plant and equipment 2,811		2,041
Investment in unconsolidated affiliates	(40)	(150)

Net cash used in investing activities	(15,211)	(13,753)

Financing activities:
Repayments of long-term debt	(2,413)	(14,176)
Payments for capital leases	(380)	(139)
Proceeds from swap agreement unwinds	826	380
Issuances of stock, net of forfeitures	231	2,450

Net cash used in financing activities	(1,736)	(11,485)

Net increase in cash and cash equivalents	914	3,644
Cash and cash equivalents at beginning of period	89,756	85,551

Cash and cash equivalents at end of period	$90,670	$89,195

Cash payments for interest	$23,268	$22,441

Income tax payments	$370	$1,264

Capital lease obligations incurred	$1,532	$0